                                                                    EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

      On March 31, 2006, pursuant to the Agreement and Plan of Merger dated as of February 8, 2006 (the "Dictaphone Merger") among Nuance Communications, Inc., a Delaware corporation (formerly known as ScanSoft, Inc.) and referred to herein as "Nuance" or "the Company", the Company acquired Dictaphone Corporation ("Dictaphone") in exchange for $359,240,000 plus the return of certain cash on Dictaphone's balance sheet, as defined in the Dictaphone Merger Agreement. At the effective time of the merger, each share of common stock of Dictaphone converted into the right to receive the per share merger consideration. The merger has been accounted for as a purchase of a business. These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. Therefore, the actual amounts recorded as of the completion of the allocation of the purchase price may differ materially from the information presented in these unaudited pro forma condensed combined financial statements.

      On March 31, 2006 the Company entered into the related new senior secured credit facility (the "Credit Facility") pursuant to the Commitment Letter dated as of February 8, 2006 from UBS Investment Bank, Credit Suisse, Citigroup and Bank of America. The Credit Facility consists of a $355.0 million 7-year term loan, a $75.0 million six-year revolving credit line and a $100.0 million incremental facility that may be drawn at the Company's option, so long as it remains in compliance with all covenants. As of March 31, 2006 the entire $355.0 million term loan was drawn and remains outstanding. Borrowings under the new Credit Facility bear interest at a rate equal to the applicable margin plus, at the Company's option, either (a) a base rate determined by reference to the higher of (1) the corporate base rate of UBS AG, Stamford Branch, and (2) the federal funds rate plus 0.50% or (b) a LIBOR rate determined by reference to the British Bankers' Association Interest Settlement Rates for deposits in U.S. dollars appearing on the applicable Telerate screen for the interest period relevant to such borrowing adjusted for certain additional reserves. The initial applicable margin for borrowings under the Credit Facility was 1.00% with respect to base rate borrowings and 2.00% with respect to LIBOR borrowings. The applicable margin for such borrowings may be reduced subject to the Company attaining certain leverage ratios. In calculating pro forma interest expense the Company has assumed an interest rate of 7.0%. The Company received net proceeds of $346.0 million upon drawing the term loan. The Facility has been used to fund a portion of the Aggregate Dictaphone Merger Consideration.

      On September 15, 2005, pursuant to the Agreement and Plan of Merger dated as of May 9, 2005 (the "Former Nuance Merger") Nuance Communications, Inc., a Delaware corporation (formerly known as ScanSoft, Inc.), acquired all of the outstanding capital stock of Nuance Communications, Inc. ("Former Nuance"), a California corporation. The consideration consisted of (1) cash payments totaling $82,172,000, (2) 28,760,031 shares of the Company's common stock, valued at $117,916,000, (3) the assumption of options to purchase common stock valued at $14,721,000 and (4) transaction costs of $9,424,000. The merger was a non-taxable event and has been accounted for as a purchase of a business.

      Immediately prior to the closing of the Former Nuance Merger, the Company issued (1) an aggregate of 14,150,943 shares of its common stock and (2) warrants to purchase an aggregate of 3,177,570 shares of its common stock, exercisable at a price of $5.00 per share, to Warburg Pincus for an aggregate purchase price of approximately $60,000,000.

      On February 1, 2005, the Company acquired Phonetic Systems Ltd., an Israeli corporation ("Phonetic"). The consideration consisted of cash payments to be rendered in the following installments: (1) $17,644,000 paid at closing,
(2) $17,500,000 to be paid in February 2007, and (3) up to an $35,000,000 upon the achievement of certain milestones. The total initial purchase price of $36,103,000 includes the sum of the first installment, the present value of the second installment, transaction costs of $2,440,000, and warrants to purchase up to 750,000 shares of the Company's common stock valued at approximately $370,000. The merger is a taxable event and has been accounted for as a purchase of a business.

      On January 21, 2005, the Company acquired ART Advanced Recognition Technologies, Inc. ("ART"). The consideration consisted of cash payments to be rendered in two installments: (1) $10,000,000 paid at closing, and (2) $16,414,000 paid in December 2005 and (3) transaction costs of $1,553,000. The merger is a taxable event and has been accounted for as a purchase of a business.

      On December 6, 2004, the Company acquired Rhetorical Systems Ltd. through the acquisition of all of the outstanding capital stock of Rhetorical Group PLC (collectively, "Rhetorical"). The consideration consisted of (1) cash payments equal to 2,758,000 Pounds Sterling ($5,360,000 based on the exchange rate as of the date of the acquisition), (2)

449,437 shares of the Company's common stock valued at approximately $1,672,000, and (3) estimated transaction costs of $1,445,000. The acquisition is a taxable event and has been accounted for as a purchase of a business.

      The following tables show summary unaudited pro forma condensed combined statements of operations as if the Company, Rhetorical, ART, Phonetic, Former Nuance and Dictaphone had been combined as of October 1, 2004. The unaudited pro forma condensed combined financial information of the Company, Rhetorical, ART, Phonetic, Former Nuance and Dictaphone is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from these acquisitions are derived from their respective preliminary purchase price allocations.

      The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of October 1, 2004, nor are the data necessarily indicative of future operating results or financial position.

      FOOTNOTE REFERENCE TO THE COLUMNS ON THE PRO FORMA CONDENSED COMBINED STATEMENTS

      (A) As reported in the Company's audited consolidated financial statements included in its Annual Report on Form 10-K/A for the fiscal year ended September 30, 2005, as filed with the SEC, and the Company's quarterly report on Form 10-Q/A for the three months ended December 31, 2005, as filed with the SEC. Certain amounts have been reclassified in order to conform the condensed combined presentation of certain accounts.

      (B) Derived from Rhetorical's unaudited financial statements for the period from October 1, 2004 through December 6, 2004 (date of acquisition). In the opinion of management, all adjustments, consisting of normal and recurring adjustments, considered necessary for a fair presentation of the results of operations for the period presented have been included.

      (C) Derived from ART's unaudited financial statements for the period from October 1, 2004 through January 21, 2005 (date of acquisition). In the opinion of management, all adjustments, consisting of normal and recurring adjustments, considered necessary for a fair presentation of the results of operations for the period presented have been included.

      (D) Derived from Phonetic's unaudited financial statements for the period from October 1, 2004 through February 1, 2005 (date of acquisition). In the opinion of management, all adjustments, consisting of normal and recurring adjustments, considered necessary for a fair presentation of the results of operations for the period presented have been included.

      (E) Derived from Former Nuance's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC; Former Nuance's unaudited condensed consolidated financial statements for the nine months ended September 30, 2004 included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, as filed with the SEC; Former Nuance's unaudited condensed consolidated financial statements for the six months ended June 30, 2005 included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, as filed with the SEC; and, Former Nuance internal financial statements for the period from July 1, 2005 to September 15, 2005. In the opinion of management, all adjustments, consisting of normal and recurring adjustments, considered necessary for a fair presentation of the results of operations for the period presented have been included.

      (F) Derived from Dictaphone's audited financial statements for the year ended December 31, 2005 and from unaudited financial statements for the three months ended December 31, 2005. In order to conform with the presentation of amounts from Dictaphone Corporation certain amounts have been reclassified, this includes the presentation of:
            (i) maintenance and professional services revenue, (ii) maintenance and professional services cost of goods sold, (iii) selling and marketing versus general and administrative expenses, and (iv) the separation of interest income and interest expense. As it relates to the three months ended December 31, 2005, in the opinion of management, all adjustments, consisting of normal and recurring adjustments, considered necessary for a fair presentation of the results of operations for the period presented have been included.

                           NUANCE COMMUNICATIONS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2005
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  HISTORICAL    HISTORICAL      PRO FORMA            PRO FORMA
                                                   NUANCE(A)   DICTAPHONE(F)   ADJUSTMENTS           COMBINED
                                                  ----------   ------------    -----------          ----------
Revenues:
    Product                                        $ 53,183      $ 18,101        $    (87) (1)      $   71,197
    Maintenance                                       7,803        19,899               -               27,702
    Professional services                            14,566         4,340               -               18,906
                                                   --------      --------        --------           ----------
 Total revenue                                       75,552        42,340            (87)              117,805
                                                   --------      --------        --------           ----------

 Costs and expenses:
 Cost of revenue:
    Cost of product                                   4,982        10,624             (87) (1)          15,519
    Cost of maintenance                               2,295         4,325               -                6,620
    Cost of professional services                    10,385         3,749               -               14,134
    Cost of revenue from amortization of
    intangible assets                                 2,475           784              42  (2)           3,301
                                                   --------      --------        --------           ----------
    Total cost of revenue                            20,137        19,482             (45)              39,574
                                                   --------      --------        --------           ----------

 Gross margin                                        55,415        22,858             (42)              78,231
 Operating expenses:
    Research and development                         12,157         2,142               -               14,299
    Selling and marketing                            28,333         8,249               -               36,582
    General and administrative                       14,647         7,398               -               22,045
    Costs of and loss related to sale of
    division                                              -         1,875               -                1,875
    Amortization of other intangible assets           2,000         1,014           1,673  (2)           4,687
                                                   --------      --------        --------           ----------
    Total operating expenses                         57,137        20,678           1,673               79,488
                                                   --------      --------        --------           ----------

 Income (loss) from operations                       (1,722)        2,180          (1,715)              (1,257)
 Interest income                                        748           447               -                1,195
 Interest expense                                    (1,016)          (99)         (6,884) (3)          (7,999)
 Other income (expense), net                             70             -               -                   70
                                                   --------      --------        --------           ----------

 Income (loss) before income taxes                   (1,920)        2,528          (8,599)              (7,991)
 (Provision for) benefit from income taxes           (2,300)          (39)              -               (2,339)
                                                   --------      --------        --------           ----------
 Net income (loss) from continuing operations      $ (4,220)     $  2,489        $ (8,599)          $  (10,330)
                                                   --------      --------        --------           ----------

 Net income (loss) from continuing operations
 per common share:
     Basic and diluted                             $ (0.03)                                         $    (0.07)
 Weighted average common
 shares outstanding:
     Basic and diluted                              156,389                                            156,389

                           NUANCE COMMUNICATIONS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2005
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                             HISTORICAL    HISTORICAL    PRO FORMA        HISTORICAL   PRO FORMA         HISTORICAL
                                              NUANCE(A)   RHETORICAL(B) ADJUSTMENTS         ART(C)    ADJUSTMENTS        PHONETIC(D)
                                             -----------  ------------  -----------       ----------  -----------        -----------
Revenues:
      Product                                $   171,198  $        186  $         -       $    2,678  $         -        $      393
      Maintenance                                 14,451             -            -                -            -               990
      Professional services                       46,739             -            -                -            -                 -
                                             -----------  ------------  -----------       ----------  -----------        ----------

 Total revenue                                   232,388           186            -            2,678            -             1,383
                                             -----------  ------------  -----------       ----------  -----------        ----------

 Costs and expenses:
 Cost of revenue:
       Cost of product                            20,368             -            -              459            -               305
       Cost of maintenance                         5,465             -            -                -            -                97
       Cost of professional services              34,088            11            -                -            -                 -

       Cost of revenue from amortization of
       intangible asset                            9,150             -            -                -          245  (13)           -
                                             -----------  ------------  -----------       ----------  -----------        ----------

       Total cost of revenue                      69,071            11            -              459          245               402
                                             -----------  ------------  -----------       ----------  -----------        ----------

 Gross margin                                    163,317           175            -            2,219         (245)              981
 Operating expenses:
       Research and development                   38,949             -            -            1,382            -             2,470
       Selling and marketing                      77,925             -            -              755            -             3,582

       General and administrative                 30,208             -            -              668            -             1,325
       Costs of and loss related to sale of
       divisions                                       -             -            -                -            -                 -

       Amortization of other intangible
       assets                                      3,984         1,863           25  (16)          -          286  (13)           -

       Merger expenses                                 -             -            -                -            -                 -

       Stock-based compensation expense            2,996             -            -                -            -                 -
       Restructuring and other charges, net        7,223             -            -                -            -                 -
                                             -----------  ------------  -----------       ----------  -----------        ----------

       Total operating expenses                  161,285         1,863           25            2,805          286             7,377
                                             -----------  ------------  -----------       ----------  -----------        ----------

 Income (loss) from operations                     2,032        (1,688)         (25)            (586)        (531)           (6,396)

 Interest income                                   1,244            11            -               12          (46) (14)          (2)
 Interest expense                                 (1,644)            -            -                -         (182) (15)          (1)
 Other income (expense), net                        (237)          (18)           -              (56)           -               215
                                             -----------  ------------  -----------       ----------  -----------        ----------

 Income (loss) before income taxes                 1,395        (1,695)         (25)            (630)        (759)           (6,184)
(Provision for) benefit from income taxes         (6,812)            -            -              (32)           -                 -
                                             -----------  ------------  -----------       ----------  -----------        ----------

 Net income (loss) from continuing
 operations                                  $    (5,417) $     (1,695) $       (25)      $     (662) $      (759)       $   (6,184)
                                             -----------  ------------  -----------       ----------  -----------        ----------

 Net income (loss) from continuing
 operations per common share:
       Basic and diluted                     $     (0.05)
 Weighted average common shares outstanding:
       Basic and diluted                         109,540                         82  (17)

                                                         HISTORICAL
                                        PRO FORMA          FORMER     PRO FORMA         HISTORICAL     PRO FORMA        PRO FORMA
                                       ADJUSTMENTS        NUANCE(E)  ADJUSTMENTS       DICTAPHONE (F) ADJUSTMENTS        COMBINED
                                       -----------       ----------  -----------       -------------- -----------       ---------
Revenues:
      Product                          $         -       $   17,784  $        (5) (5)  $      70,456  $      (262) (1)  $ 262,428
      Maintenance                                -           15,650            -              77,209            -         108,300
      Professional services                      -           12,380          (97) (5)         18,527            -          77,549
                                       -----------       ----------  -----------       -------------  -----------       ---------

 Total revenue                                   -           45,814         (102)            166,192         (262)        448,277
                                       -----------       ----------  -----------       -------------  -----------       ---------

 Costs and expenses:
 Cost of revenue:
       Cost of product                           -               22           (5) (5)         40,113         (262) (1)     61,000
       Cost of maintenance                       -            2,379            -              20,671            -          28,612
       Cost of professional services             -           11,695          (97) (5)         15,189            -          60,886
       Cost of revenue from
        amortization of
       intangible assets                        72  (10)        323        2,353  (6)          3,463         (157) (2)     15,449
                                       -----------       ----------  -----------       -------------  -----------       ---------

       Total cost of revenue                    72           14,419        2,251              79,436         (419)        165,947
                                       -----------       ----------  -----------       -------------  -----------       ---------

 Gross margin                                  (72)          31,395       (2,353)             86,756          157         282,330
 Operating expenses:
       Research and development                  -           11,615            -               8,340            -          62,756
       Selling and marketing                     -           25,935            -              33,390            -         141,587

       General and administrative                -           10,733            -              32,435            -          75,369
       Costs of and loss related to
        sale of divisions                        -                -            -               5,146            -           5,146

       Amortization of other
        intangible assets                      295  (10)         73        3,332  (6)          4,783        5,965  (2)     20,606

       Merger expenses                           -            7,454            -                   -            -           7,454

       Stock-based compensation
        expense                                  -                -        1,055  (7)              -            -           4,051
       Restructuring and other
        charges, net                             -             (156)           -               2,497            -           9,564
                                       -----------       ----------  -----------       -------------  -----------       ---------

       Total operating expenses                295           55,654        4,387              86,591        5,965         326,533
                                       -----------       ----------  -----------       -------------  -----------       ---------

 Income (loss) from operations                (367)         (24,259)      (6,740)                165       (5,808)        (44,203)

 Interest income                              (110) (11)      2,265         (790) (8)            578            -           3,162
 Interest expense                             (300) (12)         (8)      (2,112) (9)         (2,513)     (27,536) (3)    (34,296)
 Other income (expense), net                     -             (301)           -                   -            -            (397)
                                       -----------       ----------  -----------       -------------  -----------       ---------

 Income (loss) before income taxes            (777)         (22,303)      (9,642)             (1,770)     (33,344)        (75,734)
(Provision for) benefit from income
 taxes                                           -              257            -                (183)           -          (6,770)
                                       -----------       ----------  -----------       -------------  -----------       ---------

 Net income (loss) from continuing
 operations                            $      (777)      $  (22,046) $    (9,642)      $      (1,953) $   (33,344)      $ (82,504)
                                       -----------       ----------  -----------       -------------  -----------       ---------

 Net income (loss) from continuing
 operations per common share:
       Basic and diluted
                                                                                                                        $   (0.55)
 Weighted average common shares
  outstanding:
       Basic and diluted                                                  41,123  (4)                                     150,745

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies which will not be known until the resolution of the contingency. The allocation of the purchase price relating to these acquisitions is preliminary, pending the finalization of the Company's review of certain of the accounts and the finalization of the appraisal of identifiable intangible assets.

DICTAPHONE AND THE CREDIT FACILITY

(1) Adjustment to eliminate intercompany product license revenue and cost of product license revenue totaling $262,000 and $87,000 for the year ended September 30, 2005 and the three months ended December 31, 2005, respectively.

(2) Adjustment to record amortization expense of $14,054,000 and $3,513,000 for the identifiable intangible assets associated with the Nuance acquisition, partially offset by an adjustment to eliminate amortization expense of $8,246,000 and $1,798,000 related to intangible assets of Dictaphone which existed prior to the acquisition for the year ended September 30, 2005 and the three months ended December 31, 2005, respectively as if the acquisition had occurred on October 1, 2004.

(3) Adjustment to record interest expense of $27,536,000 and $6,884,000 for the year ended September 30, 2005 and the three months ended December 31, 2005, respectively, related to funds borrowed under the Credit Facility. This expense assumes an interest rate of 7.0% and also includes the amortization of the $9.0 million of debt issuance costs. The rate as of March 31, 2006 was 6.83%, a change of 0.25% in the interest rate would result in an annualized change of $887,500 in interest expense.

FORMER NUANCE

(4) Adjustment to record additional shares issued: (1) an adjustment to record the issuance of 28,760,103 shares of the Company's common stock relating to the acquisition of Former Nuance and (2) an adjustment related to the issuance of 14,150,943 shares of common stock to Warburg Pincus.

(5) Adjustment to eliminate intercompany product license revenue and cost of product license revenue of $5,000 and to record professional services revenue and cost of professional services revenue and totaling $97,000.

(6) Adjustment to record amortization expense of $6,081,000 for the identifiable intangible assets associated with the Former Nuance acquisition, offset by an adjustment to eliminate amortization expense of $396,000 related to intangible assets of Former Nuance existing prior to the acquisition, as if the acquisition had occurred on October 1, 2004. The acquired identifiable intangible assets will be amortized using the straight-line method.

(7) Adjustment to record stock-based compensation expense related to the unvested employee stock options that are to be issued in connection with the acquisition. This adjustment is based on the following assumptions: a stock price of $4.95, risk free interest rate of 3.8%, volatility of 52% and an expected life of 4 years. The total value of the stock-based compensation is assumed to be expensed ratably over the expected life. Accordingly, for this pro forma statement of operations, an increase in stock-based compensation expense of $1,055,000 is recorded.

(8) Adjustment to reduce interest income by $790,000, in connection with the acquisition related payment of $82,172,000, offset by cash received of $60,000,000 related to the Warburg Pincus financing.

(9) Adjustment of $2,112,000 to record non-cash interest expense related to the fair value adjustment of certain of the facilities of Former Nuance made in purchase accounting.

PHONETIC

(10) Adjustment to record amortization expense of $367,000 for the identifiable intangible assets associated with the Phonetic acquisition as if the acquisition had occurred on October 1, 2004. The acquired identifiable intangible assets will be amortized using the straight-line method.

(11) Adjustment to reduce interest income by $110,000 related to the initial cash payment of $17,500,000 for the Phonetic acquisition.

(12) Adjustment of $300,000 to record non-cash interest expense related to the note payable of $17,500,000 entered into with the former shareholders of Phonetic.

ART

(13) Adjustment to record amortization expense of $531,000 for the identifiable intangible assets associated with the ART acquisition as if the acquisition had occurred on October 1, 2004. The acquired identifiable intangible assets will be amortized using the straight-line method.

(14) Adjustment to reduce interest income of $46,000 related to the initial cash payment of $10,000,000 for the ART acquisition.

(15) Adjustment to record interest expense of $182,000 in connection with the deferred payment of $16,414,000 entered into with the former shareholders of ART.

RHETORICAL

(16) Adjustment to record amortization expense of $31,000 for the identifiable intangible assets associated with the acquisition of Rhetorical, offset by an adjustment to eliminate amortization expense of $6,000 related to intangible assets of Rhetorical existing prior to the acquisition.

(17) Adjustment of 82,000 common shares outstanding to record the impact of the common shares issued in connection with the acquisition of Rhetorical.